                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                                Thermedics Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                Thermedics Inc.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

[LOGO APPEARS HERE]

470 Wildwood Street
Post Office Box 2999
Woburn, MA 01888-2999

                                                  April 25, 1995

Dear Stockholder:

  The enclosed Notice calls the 1995 Annual Meeting of the Stockholders of Thermedics Inc. I respectfully request all Stockholders attend this meeting, if possible.

  Our Annual Report for the year ended December 31, 1994, is enclosed. I hope you will read it carefully. Feel free to forward any questions you may have if you are unable to be present at the Meeting.

  Enclosed with this letter is a Proxy authorizing three officers of the Corporation to vote your shares for you if you do not attend the Meeting. Whether or not you are able to attend the Meeting, I urge you to complete your Proxy and return it to our transfer agent, The First National Bank of Boston, in the enclosed addressed, postage-paid envelope, as a quorum of the Stockholders must be present at the Meeting, either in person or by Proxy.

  I would appreciate your immediate attention to the mailing of this Proxy.

                                                 Yours very truly,

                                                 /s/ John W. Wood Jr.

                                                 John W. Wood Jr.
                                       President and Chief Executive Officer

[LOGO APPEARS HERE]

470 Wildwood Street
Post Office Box 2999
Woburn, Massachusetts 01888-2999

                                                  April 25, 1995

To the Holders of the Common Stock of
  Thermedics Inc.

                            NOTICE OF ANNUAL MEETING

  The 1995 Annual Meeting of the Stockholders of Thermedics Inc. (the "Corporation") will be held on Monday, May 22, 1995, at 3:15 p.m. at the Hyatt Regency Hotel, Hilton Head, South Carolina. The purposes of the Meeting are to consider and take action upon the following matters:

  1. Election of eight Directors.

  2. A proposal recommended by the Board of Directors to amend the Directors Stock Option Plan to change the formula for the award of stock options to purchase common stock of the Corporation to its outside Directors and also provide for the automatic grant of stock options to purchase common stock of majority-owned subsidiaries of the Corporation to its outside Directors.

  3. Such other business as may properly be brought before the Meeting and any adjournment thereof.

  The transfer books of the Corporation will not be closed prior to the Meeting, but, pursuant to appropriate action by the Board of Directors, the record date for the determination of the Stockholders entitled to notice of and vote at the Meeting is April 6, 1995.

  The By-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented by Proxy at the Meeting in order to constitute a quorum for the transaction of business. It is important that your stock be represented at the Meeting regardless of the number of shares you may hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed Proxy in the accompanying envelope, which requires no postage if mailed in the United States.

  This Notice, the Proxy and Proxy Statement enclosed herewith are sent to you by order of the Board of Directors.

                                                 Sandra L. Lambert
                                                       Clerk

                                PROXY STATEMENT

  The enclosed Proxy is solicited by the Board of Directors of Thermedics Inc. (the "Corporation") for use at the 1995 Annual Meeting of the Stockholders (the "Meeting") to be held on Monday, May 22, 1995, at 3:15 p.m., at the Hyatt Regency Hotel, Hilton Head, South Carolina, and any adjournment thereof. The mailing address of the executive office of the Corporation is 470 Wildwood Street, P.O. Box 2999, Woburn, Massachusetts 01888-2999. This Proxy Statement and the enclosed Proxy were first furnished to Stockholders of the Corporation on or about April 27, 1995.

                               VOTING PROCEDURES

  The Board of Directors intends to present to the Meeting the election of eight Directors, constituting the entire Board of Directors, as well as one other matter: a proposal to amend the Directors Stock Option Plan to change the formula for the award of stock options to purchase common stock of the Corporation to its outside Directors and also to provide for the automatic grant of stock options to purchase common stock of majority-owned subsidiaries of the Corporation to its outside Directors.

  The representation in person or by proxy of a majority of the outstanding shares of common stock of the Corporation, $.10 par value ("Common Stock"), entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if the Stockholder is present in person or is represented by returning a properly signed proxy. Each Stockholder's vote is very important. Whether or not you plan to attend the Meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted.

  Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the management nominees for Directors, for the management proposal, and as the individuals named as proxy holders on the proxy deem advisable on all other matters as may properly come before the Meeting.

  In order to be elected a Director, a nominee must receive the affirmative vote of a majority of the shares of Common Stock present and entitled to vote on the election. For all other matters to be voted upon at the Meeting the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for approval. Withholding authority to vote for a nominee for Director or an instruction to abstain from voting on a proposal will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as a vote against the nominee or a proposal. Broker "non-votes" will not be treated as shares present and entitled to vote on a voting matter and will have no effect on the outcome of the vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner.

  A Stockholder who returns a proxy may revoke it at any time before the Stockholder's shares are voted at the Meeting by written notice to the Clerk of the Corporation received prior to the Meeting, by executing and returning a later-dated proxy or by voting by ballot at the Meeting.

  The outstanding stock of the Corporation entitled to vote (excluding shares held in treasury by the Corporation) as of April 6, 1995, consisted of 33,420,054 shares of Common Stock. Only Stockholders of record at the close of business on April 6, 1995, are entitled to vote at the Meeting. Each share is entitled to one vote.

                                -- PROPOSAL 1 --

                             ELECTION OF DIRECTORS

  Eight Directors are to be elected at the Meeting, each to hold office until his successor is chosen and qualified or until his earlier resignation, death or removal.

NOMINEES FOR DIRECTORS

  Set forth below are the names of the persons nominated as Directors, their ages, their offices in the Corporation, if any, their principal occupation or employment for the past five years, the length of their tenure as Directors and the names of other public companies in which such persons hold directorships. Information regarding their beneficial ownership of the Corporation's Common
Stock and of the common stock of its parent corporation, Thermo Electron Corporation ("Thermo Electron"), is reported under the caption "Stock
Ownership." All of the nominees are currently Directors of the Corporation.
- --------------------------------------------------------------------------------

PETER O. CRISP         Mr. Crisp, 62, has been a Director of the Corporation since
                       1983. Mr. Crisp has been a General Partner of Venrock
                       Associates, a venture capital investment firm, for more than five years. Mr. Crisp is also a Director of American
                       Superconductor Corporation, Apple Computer, Inc., Evans &
                       Sutherland Computer Corporation, Long Island Lighting Company,
                       Thermo Electron, Thermo Power Corporation, ThermoTrex
                       Corporation, and United States Trust Corporation.
- ---------------------------------------------------------------------------------------
PAUL F. FERRARI        Mr. Ferrari, 64, has been a Director of the Corporation since
                       1991. He has been a consultant to Thermo Electron since January
                       1991. Mr. Ferrari was a vice president of Thermo Electron from
                       1988 until his retirement at the end of 1990, its secretary from
                       1981 to 1990, and its treasurer from 1967 to 1988. He served as the Corporation's Clerk from 1983 to 1990 and its Treasurer from
                       1983 to 1988. Mr. Ferrari is also a director of Signal
                       Technology Corporation and ThermoTrex Corporation.
- ---------------------------------------------------------------------------------------
GEORGE N. HATSOPOULOS  Dr. Hatsopoulos, 68, has been a Director of the Corporation since 1983. Dr. Hatsopoulos has been the Chairman of the Board,
                       President and Chief Executive Officer of Thermo Electron since
                       1956. Dr. Hatsopoulos is also a director of Bolt, Beranek &
                       Newman, Inc., Thermo Ecotek Corporation, Thermo Electron, Thermo
                       Fibertek Inc., Thermo Instrument Systems Inc., Thermo Power
                       Corporation, Thermo Process Systems Inc., and ThermoTrex
                       Corporation. Dr. Hatsopoulos is the brother of John N.
                       Hatsopoulos, a Director and the Vice President and Chief
                       Financial Officer of the Corporation.
- ---------------------------------------------------------------------------------------
JOHN N. HATSOPOULOS    Mr. Hatsopoulos, 61, was appointed Chairman of the Board of
                       Directors in March 1995, and has served as the Corporation's
                       Chief Financial Officer since 1988 and its Vice President since
                       1986. He has been the Chief Financial Officer of Thermo Electron since 1988 and an Executive Vice President of Thermo Electron
                       since 1986. Mr. Hatsopoulos is also a Director of Lehman
                       Brothers Funds, Inc., Thermo Ecotek Corporation, Thermo Fibertek
                       Inc., Thermo Instrument Systems Inc., Thermo Power Corporation,
                       Thermo Process Systems Inc. and ThermoTrex Corporation. Mr.
                       Hatsopoulos is the brother of Dr. George Hatsopoulos, a Director of the Corporation.
- ---------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

ROBERT C. HOWARD        Mr. Howard, 64, has been a Director of the Corporation since
                        1983. Mr. Howard has been an executive vice president of Thermo
                        Electron since 1986. He is also a director of Thermo
                        Cardiosystems Inc., Thermo Ecotek Corporation, Thermo
                        Instruments Systems Inc., ThermoLase Corporation, Thermo Power
                        Corporation and ThermoTrex Corporation.
- ----------------------------------------------------------------------------------------
ARVIN H. SMITH          Mr. Smith, 65, has been a Director of the Corporation since
                        1992. Mr. Smith has been executive vice president of Thermo
                        Electron since November 1991 and was senior vice president of
                        Thermo Electron from 1986 to 1991. Mr. Smith is also a director of Thermo Instrument Systems Inc.
- ----------------------------------------------------------------------------------------
JOHN W. WOOD JR.        Mr. Wood, 51, has been a Director of the Corporation since 1984.
                        Mr. Wood has been a vice president of Thermo Electron since
                        September 1994 and President and Chief Executive Officer of the
                        Corporation since 1984. Mr. Wood is also a director of Thermo
                        Cardiosystems Inc. and Thermo Voltek Corporation.
- ----------------------------------------------------------------------------------------
DR. NICHOLAS T. ZERVAS  Dr. Zervas, 66, has been a Director of the Corporation since
                        1987. Dr. Zervas has been Chief of Neurosurgical Service,
                        Massachusetts General Hospital, since 1977. Dr. Zervas is also a director of Thermo Cardiosystems Inc., Thermo Ecotek
                        Corporation, ThermoLase Corporation and ThermoTrex Corporation.
- ----------------------------------------------------------------------------------------

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

  The Board of Directors has established an Audit Committee and a Human Resources Committee, each consisting solely of outside Directors. The present members of the Audit Committee are Mr. Ferrari (Chairman), Mr. Crisp and Dr. Zervas. The Audit Committee reviews the scope of the audit with the Corporation's independent public accountants and meets with them for the purpose of reviewing the results of the audit subsequent to its completion. The present members of the Human Resources Committee are Mr. Crisp (Chairman), Mr. Ferrari and Dr. Zervas. The Human Resources Committee reviews the performance of senior members of management, recommends executive compensation and administers the Corporation's stock option and other stock plans. The Corporation does not have a nominating committee of the Board of Directors. The Board of Directors met five times, the Audit Committee met twice and the Human Resources Committee met twice during fiscal 1994. Each Director attended at least 75% of all meetings of the Board of Directors and Committees on which he served held during his tenure, except for Dr. Zervas who attended 70% of such meetings.

COMPENSATION OF DIRECTORS

  Effective January 1, 1995, Directors who are not employees of the Corporation, of Thermo Electron or any other companies affiliated with Thermo Electron (also referred to as "outside directors"), receive an annual retainer of $4,000 and a fee of $1,000 per day for attending regular meetings of the Board of Directors and $500 per day for participating in meetings of the Board of Directors held by means of conference telephone and for participating in certain meetings of committees of the Board of Directors. Prior to January 1, 1995, the annual retainer paid to outside Directors was $2,000. Directors are also reimbursed for out-of-pocket expenses incurred in attending such meetings. Payment of Directors' fees is made quarterly. Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Smith, Mr. Wood and Mr. Howard are all employees of Thermo Electron and do not receive any cash compensation from the Corporation for their services as Directors.

  Under the Deferred Compensation Plan for Directors (the "Deferred Compensation Plan"), a Director has the right to defer receipt of his cash fees until he ceases to serve as a Director, dies or retires from his principal occupation. In the event of a change in control or proposed change in control of the Corporation that is not approved by the Board of Directors, deferred amounts become payable immediately. Either of the following is deemed to be a change of control: (a) the occurrence, without the prior approval of the Board of Directors, of the acquisition, directly or indirectly, by any person of 50% or more of the outstanding Common Stock or the outstanding common stock of Thermo Electron; or (b) the failure of the persons serving on the Board of Directors immediately prior to any contested election of directors or any exchange offer or tender offer for the Common Stock or the common stock of Thermo Electron to constitute a majority of the Board of Directors at any time within two years following any such event. Amounts deferred pursuant to the Deferred Compensation Plan are valued on the date of deferral as units of the Corporation's Common Stock. When payable, amounts deferred may be disbursed solely in shares of Common Stock accumulated under the Deferred Compensation Plan. A total of 37,500 shares of Common Stock have been reserved for issuance under the Deferred Compensation Plan. As of January 28, 1995, deferred units equal to 15,709.85 shares of Common Stock were accumulated under the Deferred Compensation Plan.

  In 1991, the Corporation adopted a directors stock option plan (the "Directors Plan"). The Directors Plan provides for the grant of stock options to purchase shares of Common Stock to outside Directors as additional compensation for their service as Directors. In December 1994, the Board of Directors approved amendments to the Directors Plan that are subject to Stockholder approval at this meeting. The amendments are described under Proposal 2 to this Proxy Statement. Prior to the amendment of the Plan, eligible Directors were granted options to purchase Common Stock on a quarterly basis according to the following formula: 200 shares for each meeting of the Board of Directors held during the quarter and attended in person by the recipient and 100 shares for each telephone meeting or committee meeting of the Board of Directors held during the quarter in which the recipient participated. The amendments to the plan would eliminate the grant of stock options based on meeting attendance and substitute an annual grant of options to purchase 1,000 shares of Common Stock to each eligible Director. In addition, the Directors Plan would provide for the automatic grant every five years of options to purchase 1,500 shares of the common stock of a majority-owned subsidiary of the Corporation that is "spunout" to outside investors.

  The exercise price for options that have been granted to date under the Directors Plan is determined by the average of the closing prices of the Common Stock as reported on the American Stock Exchange for the five trading days preceding and including the date of grant. Outstanding options are exercisable six months after the date of grant and if granted prior to 1995, generally expire seven years from the date of grant. An aggregate of 37,500 shares of Common Stock has been reserved for issuance under the Directors Plan. As of January 28, 1995, options to purchase 20,700 shares of Common Stock were outstanding under the Directors Plan at an average exercise price of $9.97 per share, no shares of Common Stock had been issued pursuant to the exercise of options and no options to purchase shares of Common Stock had lapsed. Options to purchase 16,800 shares of Common Stock were reserved and available for grant under the Directors Stock Plan as of January 28, 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  Mr. Ferrari serves as a member of the Human Resources Committee of the Board of Directors. Mr. Ferrari served as the Clerk of the Corporation from 1983 to 1990 and as its Treasurer from 1983 to 1988.

                                STOCK OWNERSHIP

  The following table sets forth the beneficial ownership of Common Stock, as well as the common stock of Thermo Electron, the Corporation's parent corporation, and of Thermo Cardiosystems Inc. and Thermo Voltek Corporation, each a majority-owned subsidiary of the Corporation, as of January 28, 1995, with respect to (i) each person who was known by the Corporation to own beneficially more than 5% of the outstanding shares of common stock, (ii) each Director, (iii) each executive officer named in the summary compensation table under the heading "Executive Compensation" and (iv) all Directors and executive officers as a group.

                                         THERMO                            THERMO
                          THERMEDICS    ELECTRON           THERMO          VOLTEK
        NAME (1)           INC.(2)   CORPORATION(3) CARDIOSYSTEMS INC.(4) CORP.(5)
        --------          ---------- -------------- --------------------- --------
Thermo
 ElectronCorporation(6).  17,857,320         N/A               N/A            N/A
FMR Corp.(7)............   4,760,057         N/A               N/A            N/A
Peter O. Crisp..........      42,424      41,496            15,000              0
Paul F. Ferrari.........      12,657      17,250            16,000          2,499
David H. Fine...........     107,391      36,394             5,342              0
George N. Hatsopoulos...      63,291   1,563,847             7,833              0
John N. Hatsopoulos.....      77,402     282,651             6,916         17,749
Robert C. Howard........      11,459      91,598            22,500              0
John T. Keiser..........      19,714      50,582            10,500              0
Victor L. Poirier.......      89,337      14,475           138,284              0
Louis S. Slaughter......      95,562      19,242                 0              0
Arvin H. Smith..........      91,036     273,653            20,000              0
John W. Wood Jr.........     187,578      84,877            62,399         59,748
Nicholas T. Zervas......      29,046           0            48,058              0
All Directors and
 current executive
 officers as a group (13
 persons)...............     852,801   2,552,588           367,832         79,996

- --------
(1) Shares of Common Stock of the Corporation and of the common stock of Thermo Electron, Thermo Cardiosystems Inc. and Thermo Voltek Corporation beneficially owned include shares owned by the indicated person, by that person's spouse, by that person and his spouse, and by that person and his spouse (or either of them) for the benefit of minor children. Except as reflected in the footnotes to this table, all share ownership includes sole voting and investment power.
(2) Shares of the Common Stock beneficially owned by Mr. Crisp, Mr. Ferrari, Dr. Fine, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Keiser, Mr. Poirier, Mr. Slaughter, Mr. Smith, Mr. Wood, Dr. Zervas and all Directors and executive officers as a group include 6,250, 6,200, 82,100, 50,000, 50,000, 10,000, 15,000, 45,000, 90,700, 82,500, 115,200, 6,250 and
    584,200 shares, respectively, that such person or group has the right to acquire within 60 days of January 28, 1995 through the exercise of stock options. Shares beneficially owned by Dr. Fine, Dr. G. Hatsopoulos,
    Mr. J. Hatsopoulos, Mr. Howard, Mr. Keiser, Mr. Poirier, Mr. Slaughter, Mr. Smith, Mr. Wood and all Directors and executive officers as a group include 789, 1,337, 1,348, 1,459, 921, 278, 524, 1,191, 1,090 and 9,841 full shares, respectively, allocated through January 28, 1995, to their respective accounts maintained pursuant to Thermo Electron's employee stock ownership plan ("ESOP"). Shares beneficially owned by Mr. Crisp, Dr. Zervas and all Directors and executive officers as a group include 5,879, 6,296 and 12,175 full shares, respectively, that had been allocated through January 28, 1995, to their respective accounts maintained under the Corporation's Deferred Compensation Plan for Directors. No Director or executive officer beneficially owned more than 1% of the Common Stock outstanding as of January 28, 1995; all Directors and executive officers as a group beneficially owned 2.56% of the Common Stock outstanding as of such date.

                                        (footnotes continued on following page)

(3) The shares of common stock of Thermo Electron shown in the table do not reflect a three-for-two split of such stock to be effected on May 24, 1995 to shareholders of record as of April 26, 1995. Shares of the common stock of Thermo Electron beneficially owned by Mr. Crisp, Mr. Ferrari, Dr. Fine, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Keiser, Mr. Poirier, Mr. Slaughter, Mr. Smith, Mr. Wood and all Directors and executive officers as a group include 2,500, 7,200, 31,270, 738,544, 230,100, 32,190,
    37,850, 12,800, 19,000, 169,900, 71,400 and 1,397,279 shares, respectively, that such person or group has the right to acquire within 60 days of January 28, 1995 through the exercise of stock options. Shares beneficially owned by Dr. Fine, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Howard, Mr. Keiser, Mr. Poirier, Mr. Slaughter, Mr. Smith, Mr. Wood and all Directors and executive officers as a group include 441, 924, 753, 1,245, 482, 225, 242, 657, 638, and 6,089 full shares, respectively, allocated to their respective accounts maintained pursuant to the ESOP. Shares beneficially owned by Mr. Crisp and all Directors and executive officers as a group include 19,154 full shares allocated through January 28, 1995, to Mr. Crisp's account maintained pursuant to Thermo Electron's deferred compensation plan for directors. Except for Dr. Hatsopoulos, who beneficially owned 3.06% of the Thermo Electron common stock outstanding as of January 28, 1995, no Director or executive officer beneficially owned more than 1% of such common stock outstanding as of such date; all Directors and executive officers as a group beneficially owned approximately 5.01% of the Thermo Electron common stock outstanding as of January 28, 1995.
(4) Shares of the common stock of Thermo Cardiosystems Inc. beneficially owned by Mr. Crisp, Mr. Ferrari, Dr. Fine, Mr. J. Hatsopoulos, Mr. Keiser, Mr. Poirier, Mr. Smith, Mr. Wood, Dr. Zervas and all Directors and executive officers as a group include 15,000, 15,000, 5,250, 5,389, 10,500, 110,959,
    20,000, 57,183, 43,800 and 298,081 shares, respectively, that such person or group has the right to acquire within 60 days of January 28, 1995 through the exercise of stock options. Shares beneficially owned by Dr. Zervas and all Directors and executive officers as a group include 4,258 shares allocated through January 28, 1995 to Dr. Zervas' account maintained pursuant to Thermo Cardiosystems Inc.'s Deferred Compensation Plan for Directors. No Director or executive officer beneficially owned more than 1% of the Thermo Cardiosystems Inc. common stock outstanding as of January 28, 1995; all Directors and executive officers as a group beneficially owned approximately 1.61% of such common stock outstanding on such date.
(5) Shares of the common stock of Thermo Voltek Corp. beneficially owned by Mr. Ferrari, Mr. J. Hatsopoulos, Mr. Wood and all Directors and executive officers as a group include 2,499, 4,999, 55,749 and 63,247 shares, respectively, that such person or group has the right to acquire within 60 days of January 28, 1995 through the exercise of stock options. The Directors and executive officers of the Corporation did not individually or as a group beneficially own more than 1% of the Thermo Voltek Corporation common stock outstanding as of January 28, 1995.
(6) Shares of the Common Stock beneficially owned by Thermo Electron include 984,189 shares Thermo Electron or its subsidiaries have the right to acquire within 60 days of January 28, 1995 pursuant to the conversion of the Corporation's 6 1/2% subordinated convertible debentures due 1998 held by Thermo Electron. Thermo Electron beneficially owned 51.90% of the Common Stock outstanding as of January 28, 1995. Thermo Electron's address is 81 Wyman Street, Waltham, Massachusetts 02254-9046. As of January 28, 1995, Thermo Electron had the power to elect all of the members of the Corporation's Board of Directors.
(7) Information regarding the number of shares of Common Stock beneficially owned by FMR Corp. is based on the most recent Schedule 13G received by the Corporation, which reported such ownership as of December 31, 1994. The address of FMR Corporation is 82 Devonshire Street, Boston, Massachusetts 02109-3614.

DISCLOSURE OF CERTAIN LATE FILINGS

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Directors and executive officers, and beneficial owners of more than 10% of the Common Stock, such as Thermo Electron, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Corporation's securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during 1994, except in the following instances. The initial report of ownership for one of the Corporation's executive officers, Mr. John T. Keiser, filed August 2, 1994, failed to include 921.3 shares of Common Stock allocated to his account under the Thermo Electron employee stock ownership plan. This error was corrected in a filing on January 25, 1995. In addition, a Form 5 filed on behalf of the Corporation's chief executive officer, Mr. John Wood Jr., was amended in October 1994 to report the gift of 2,600 shares to his minor daughters in December 1993. In converting Form 4 records of the Corporation from a manual system to a computer database, it was discovered that the balance of the Corporation's 6 1/2% convertible subordinated debentures due 1998 owned by Thermo Electron had been incorrectly reported beginning with the Form 4 filed in May 1992. The balance was correctly reported on the Form 4 filed by Thermo Electron in February 1995. In addition, the Form 4 filed in December 1994 on behalf of Thermo Electron contained a duplicate entry of a purchase of 4,500 shares on December 20, 1994, which was corrected on February 14, 1995.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table summarizes compensation for services to the Corporation in all capacities awarded to, earned by or paid to the Corporation's chief executive officer and its four other most highly compensated executive officers for the last three fiscal years.

  The Corporation is required to appoint certain executive officers and full-time employees of Thermo Electron as executive officers of the Corporation, in accordance with the Thermo Electron Corporate Charter. The compensation for these executive officers is determined and paid entirely by Thermo Electron. The time and effort devoted by these individuals to the Corporation's affairs is provided to the Corporation under the Corporate Services Agreement between the Corporation and Thermo Electron. Accordingly, the compensation for these individuals is not reported in the following table.

                           SUMMARY COMPENSATION TABLE
- --------------------------------------------------------------------------------

                                                          LONG TERM
                                                        COMPENSATION
                                                    ---------------------
                                                    SECURITIES UNDERLYING
                                ANNUAL COMPENSATION   AWARDS OF OPTIONS
   NAME AND PRINCIPAL    FISCAL -------------------    (NO. OF SHARES        ALL OTHER
        POSITION          YEAR   SALARY     BONUS      AND COMPANY)(1)    COMPENSATION(2)
   ------------------    ------ ------------------- --------------------- ---------------
John W. Wood Jr.(3).....  1994  $ 165,000 $ 127,000      5,400 (TMD)          $ 6,639
 President and Chief      1993  $ 156,500 $ 110,000     79,800 (TMD)          $10,118
  Executive Officer                                     12,775 (TMO)
                                                        50,750 (TVL)
                          1992  $ 154,923 $  55,000     30,000 (TMD)          $ 9,819
                                                        20,000 (TCA)
                                                         6,675 (TMO)
                                                         4,000 (TFT)

- --------------------------------------------------------------------------------

                                             (Table continued on following page)

                                                           LONG TERM
                                                         COMPENSATION
                                                     ---------------------
                                                     SECURITIES UNDERLYING
                                ANNUAL COMPENSATION    AWARDS OF OPTIONS
   NAME AND PRINCIPAL    FISCAL --------------------    (NO. OF SHARES        ALL OTHER
        POSITION          YEAR    SALARY     BONUS      AND COMPANY)(1)    COMPENSATION(2)
   ------------------    ------ ---------- --------- --------------------- ---------------
John T. Keiser(4).......  1994  $  130,000 $  54,000     15,000 (TMD)          $ 6,750
 Senior Vice President                                    3,000 (TCA)
                                                          9,300 (TMO)
                                                          1,500 (TSC)
- ------------------------------------------------------------------------------------------
Victor L. Poirier.......  1994  $  135,000 $  66,000     10,300 (TMO)          $ 6,322
 Senior Vice President                                      500 (TSC)
                          1993  $  115,500 $  55,000     15,000 (TMD)          $ 6,745
                                                         50,000 (TCA)
                                                          1,000 (TMO)
                          1992  $  112,115 $  40,000      7,500 (TMD)          $ 8,590(5)
                                                         24,000 (TCA)
                                                          1,500 (TMO)
                                                          2,000 (TFT)
- ------------------------------------------------------------------------------------------
Louis S. Slaughter......  1994  $  150,000 $  82,000      1,600 (TMD)          $ 6,750
 Vice President                                           7,000 (TMO)
                                                          1,000 (TSC)
                          1993  $  145,000 $  80,000     75,300 (TMD)          $13,125(5)
                                                          3,750 (TMO)
                          1992  $  140,000 $  52,000     30,000 (TMD)          $ 9,819
                                                          3,000 (TMO)
                                                          4,000 (TFT)
- ------------------------------------------------------------------------------------------
David H. Fine...........  1994  $  114,500 $  67,500      4,100 (TMD)          $ 4,463
 Vice President                                          20,800 (TMO)
                                                          1,000 (TSC)
                          1993  $  110,750 $  67,000     70,500 (TMD)          $ 8,265(5)
                                                            900 (TMO)
                          1992  $  106,600 $  45,000      7,500 (TMD)          $ 6,546
                                                          1,050 (TMO)
                                                          2,000 (TFT)

- --------
(1) In addition to grants of options to purchase Common Stock of the Corporation (designated in the table as TMD), executive officers of the Corporation have been granted options to purchase common stock of Thermo Electron and certain of its other subsidiaries as part of Thermo Electron's stock option program. Options have been granted during the last three fiscal years to the chief executive officer and the other named executive officers in the following Thermo Electron companies: Thermo Cardiosystems Inc. (designated in the table as TCA), Thermo Electron (designated in the table as TMO), Thermo Fibertek Inc. (designated in the table as TFT) and ThermoSpectra Corporation (designated in the table as TSC). Shares of the common stock of Thermo Electron shown in the table do not reflect a three-for-two split of such shares to be effected on May 24, 1995 to shareholders of record on April 26, 1995.
(2) Represents the amount of matching contributions made by the individual's employer on behalf of executive officers participating in the Thermo Electron 401(k) plan.
(3) Mr. Wood is a vice president of Thermo Electron and the president and chief executive officer of Thermo Voltek Corp., as well as the president and chief executive officer of the Corporation. Reported in the table under "Annual Compensation" and "All Other Compensation" are the total amounts paid to Mr.

                                         (footnotes continued on following page)

    Wood for his service in all capacities to Thermo Electron companies. The Human Resources Committee of the Board of Directors of the Corporation reviewed total annual compensation to be paid to Mr. Wood from all sources within the Thermo Electron organization and approves the allocation of a percentage of annual compensation (salary and bonus) for the time he devotes to the affairs of the Corporation. For 1994, 65% of Mr. Wood's annual compensation was allocated to the Corporation. Prior to 1994, all of Mr. Wood's annual compensation was paid by the Corporation.
(4) Mr. Keiser was appointed a senior vice president of the Corporation on July 28, 1994 and since July 1, 1994 has served as the president of Thermo Biomedical, a subsidiary of Thermo Electron. Prior to July 1, 1994 he served as a vice president of Thermo Instrument Systems Inc., another majority-owned subsidiary of Thermo Electron. Reported in the table under "Annual Compensation" and "All Other Compensation" are the total amounts paid in 1994 to Mr. Keiser for his service in all capacities to Thermo Electron companies. The Human Resources Committee of the Board of Directors of the Corporation reviewed total annual compensation paid to Mr. Keiser in 1994 from all sources within the Thermo Electron organization and approved the allocation of a percentage of annual compensation (salary and bonus) for the time he devotes to the affairs of the Corporation. For 1994, 5% of Mr. Keiser's annual compensation was allocated to the Corporation.
(5) In addition to the matching contributions referred to in footnote (2), this amount includes $2,044, $2,775 and $2,775, representing the market value of 75 shares of Thermo Electron common stock received by Mr. Poirier, Mr. Slaughter and Dr. Fine, respectively, in recognition of managerial achievements, voted by managers of Thermo Electron at annual management conferences.

STOCK OPTIONS GRANTED DURING FISCAL 1994

  The following table sets forth information concerning individual grants of stock options made during fiscal 1994 to the Corporation's chief executive officer and the other named executive officers. It has not been the Corporation's policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal 1994.

                          OPTION GRANTS IN FISCAL 1994
- --------------------------------------------------------------------------------

                                                                                       POTENTIAL REALIZABLE VALUE
                                                                                         AT ASSUMED ANNUAL RATES
                                                                                             OF STOCK PRICE
                             NUMBER OF      PERCENT OF TOTAL                             APPRECIATION FOR OPTION
                             SECURITIES     OPTIONS GRANTED                                       TERM
                             UNDERLYING     TO EMPLOYEES IN  EXERCISE PRICE EXPIRATION ---------------------------
          NAME           OPTIONS GRANTED(1)   FISCAL YEAR      PER SHARE       DATE         5%           10%
          ----           ------------------ ---------------- -------------- ---------- ------------ --------------
John W. Wood Jr.(4).....   5,400 (TMD)            1.9%           $12.43       3/10/06  $     53,419 $      143,536
John T. Keiser(5).......  15,000 (TMD)            5.3%           $13.23       7/28/06  $    157,938 $      424,371
                           3,000 (TCA)            3.1%(2)        $19.30       7/28/06  $     46,080 $      123,815
                           7,500 (TMO)            1.0%(2)        $40.25       7/19/06  $    240,249 $      645,538
                           1,800 (TMO)            0.2%(2)        $40.25       7/19/01  $     29,494 $       68,735
                           1,500 (TSC)            0.2%(2)        $10.00      10/25/01  $      6,107 $       14,231
Victor L. Poirier.......     300 (TMO)            0.0%(2)        $40.25       7/19/01  $      4,916 $       11,456
                          10,000 (TMO)(3)         1.4%(2)        $45.10      11/28/06      $358,931 $      964,431
                             500 (TSC)            0.1%(2)        $10.00      10/25/01  $      2,036 $        4,744
Louis S. Slaughter......   1,600 (TMD)            0.6%           $12.43       3/10/06  $     15,828 $       42,529
                           7,000 (TMO)(3)         1.0%(2)        $45.10      11/28/06      $251,252 $      675,102
                           1,000 (TSC)            0.2%(2)        $10.00      10/25/01  $      4,071 $        9,487
David H. Fine...........   4,100 (TMD)            1.4%           $12.43       3/10/06  $     40,559 $      108,981
                             800 (TMO)            0.1%(2)        $40.25       7/19/01  $     13,109 $       30,549
                          20,000 (TMO)(3)         2.8%(2)        $45.10      11/28/06  $    717,862 $    1,928,862
                           1,000 (TSC)            0.2%(2)        $10.00      10/25/01  $      4,071 $        9,487

- --------

(1) All of the options granted during the fiscal year are immediately exercisable at the date of grant, except options to purchase the common stock of ThermoSpectra Corporation (designated in the table as TSC), which generally are not exercisable until that company's stock is publicly traded. However, the shares acquired upon exercise are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by the granting corporation or any other Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. For publicly traded companies, the repurchase rights lapse ratably over a five- to ten-year period, depending on the option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the granting corporation or another Thermo Electron company. For companies whose shares are not publicly traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date. The granting corporation may permit the holders of such options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation.
(2) These options were granted under stock option plans maintained by Thermo Electron or its subsidiaries other than the Corporation and accordingly are reported as a percentage of total options granted to employees of Thermo Electron and its subsidiaries.
(3) Options to purchase 10,000, 7,000 and 20,000 shares of the common stock of Thermo Electron granted to Mr. Poirier, Mr. Slaughter and Dr. Fine, respectively, are subject to the same terms as described in footnote (1), except that the repurchase rights of the granting corporation generally do not lapse until the tenth anniversary of the grant date. In the event of the employee's death or involuntary termination prior to the tenth anniversary of the grant date, the repurchase rights of the granting corporation shall

                                         (footnotes continued on following page)
    be deemed to have lapsed ratably over a five-year period commencing with the fifth anniversary of the grant date.
(4) Mr. Wood was appointed a vice president of Thermo Electron on September 2, 1994, and from time to time after that date has been, and in the future may be, granted options to purchase common stock of Thermo Electron and its subsidiaries other than the Corporation. These options are not reported in the table as they are granted as compensation for service to other Thermo Electron companies in capacities other than in his capacity as chief executive officer of the Corporation.
(5) Mr. Keiser was appointed a senior vice president of the Corporation on July 28, 1994. Prior to that date he served as a vice president of Thermo Instrument Systems Inc. and had been granted options to purchase common stock of Thermo Electron and its subsidiaries other than the Corporation. These options are not reported in the table as they were granted as compensation for service to other Thermo Electron companies in a capacity other than as senior vice president of the Corporation.

STOCK OPTIONS EXERCISED DURING FISCAL 1994

  The following table reports certain information regarding stock option exercises during fiscal 1994 and outstanding stock options held at the end of fiscal 1994 by the Corporation's chief executive officer and the other executive officers. No stock appreciation rights were exercised or were outstanding during fiscal 1994.

   AGGREGATED OPTION EXERCISES IN FISCAL 1994 AND FISCAL 1994 YEAR-END OPTION
                                     VALUES
- --------------------------------------------------------------------------------



                                                                   NO. OF UNEXERCISED OPTIONS            VALUE OF UNEXERCISED
                                                SHARES                AT FISCAL YEAR-END(1)             IN-THE-MONEY OPTIONS($)
                                               ACQUIRED    VALUE   ---------------------------------   --------------------------
          NAME                 COMPANY        ON EXERCISE REALIZED EXERCISABLE        UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
- ------------------------ -------------------- ----------- -------- -------------      --------------   -----------  -------------
John W. Wood Jr.(2)..... Thermedics                 --          --         115,200                  0    152,772           0
                         Thermo Cardiosystems    1,000    $ 14,520          64,000                  0    812,480           0
                         Thermedics Detection       --          --               0             35,000          0           0(3)
                         Thermo Voltek              --          --          55,749                  0     21,043           0
                         Thermo Ecotek              --          --           3,000                  0          0(3)        0
                         Thermo Electron            --          --          34,700                  0    481,338           0
                         Thermo Fibertek            --          --           4,000                  0     36,500           0
                         ThermoTrex                 --          --           4,500                  0     40,725           0
- ---------------------------------------------------------------------------------------------------------------------------------
John T. Keiser(4)....... Thermedics                 --          --          15,000                  0          0           0
                         Thermo Cardiosystems       --          --           3,000                  0          0           0
                         ThermoSpectra              --          --               0              1,500          0           0(3)
- ---------------------------------------------------------------------------------------------------------------------------------
Victor L. Poirier....... Thermedics                 --          --          45,000                  0    220,200           0
                         Thermo Cardiosystems   38,241    $626,961         110,959                  0    747,755           0
                         Thermedics Detection       --          --               0              5,000          0           0(3)
                         Thermo Ecotek              --          --           2,500                  0          0(3)        0
                         Thermo Electron            --          --          12,800(5)               0     29,866           0
                         Thermo Fibertek            --          --           2,000                  0     18,250           0
                         ThermoSpectra                                           0                500          0           0(3)
                         ThermoTrex                 --          --           1,800                  0     16,290           0
- ---------------------------------------------------------------------------------------------------------------------------------


                                             (Table continued on following page)

                                                                     NO. OF UNEXERCISED OPTIONS
                                                                      AT FISCAL YEAR-END(1)(2)
                                                                     ---------------------------
                                                  SHARES
                                                 ACQUIRED    VALUE
        NAME                   COMPANY          ON EXERCISE REALIZED EXERCISABLE   UNEXERCISABLE
- --------------------- ------------------------- ----------- -------- ------------- -------------
Louis S. Slaughter... Thermedics                  28,200    $215,715    28,200             0
                      Thermedics Detection            --          --         0        50,000
                      Thermo Ecotek                   --          --     1,000             0
                      Themo Electron               8,400    $194,943    19,000(5)          0
                      Thermo Fibertek                 --          --     4,000             0
                      Thermo Process Systems          --          --    15,000             0
                      ThermoSpectra                   --          --         0         1,000
                      ThermoTrex                      --          --       720             0
- ------------------------------------------------------------------------------------------------
David H. Fine........ Thermedics                  67,500    $372,046    82,100             0
                      Thermo Cardiosystems         6,000    $ 91,620     5,250             0
                      Thermedics Detection            --          --         0        62,500
                      Thermo Ecotek                   --          --     1,000             0
                      Themo Electron               1,500    $ 39,750    31,270(5)          0
                      Thermo Fibertek                 --          --     2,000             0
                      Thermo Instrument Systems    5,601    $107,539         0             0
                      ThermoSpectra                   --          --         0         1,000
                      ThermoTrex                      --          --     1,800             0

                        VALUE OF UNEXERCISED
                       IN-THE-MONEY OPTIONS($)
                      --------------------------
        NAME          EXERCISABLE  UNEXERCISABLE
- --------------------- ------------ -------------
Louis S. Slaughter...   316,256           0
                              0           0(3)
                              0(3)        0
                        207,029           0
                         36,500           0
                              0           0
                              0           0(3)
                          6,516           0

David H. Fine........   232,777           0
                         74,918           0
                              0           0(3)
                              0(3)        0
                        241,983           0
                         18,250           0
                              0           0
                              0           0(3)
                         16,290           0

- --------
(1) All of the options reported outstanding at the end of the fiscal year were immediately exercisable on the date of grant, except options to purchase the common stock of Thermedics Detection Inc. and ThermoSpectra Corporation, which generally are not exercisable until that company's stock is publicly traded. The shares acquired upon exercise of the options reported in the table are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by such corporation or any other Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. For publicly traded companies, the repurchase rights generally lapse ratably over a five- to ten-year period, depending on the option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the Corporation or another Thermo Electron company. For companies whose shares are not publicly traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date.
(2) Mr. Wood was appointed a vice president of Thermo Electron on September 2, 1994 and holds options to purchase common stock of Thermo Electron and its subsidiaries other than the Corporation granted after that date. These options are not reported in the table as they were granted as compensation for service to other Thermo Electron companies other than in his capacity as chief executive officer of the Corporation.
(3) No public market existed for the shares underlying these options as of December 31, 1994. Accordingly, no value in excess of exercise price has been attributed to these options.
(4) Mr. Keiser was appointed a senior vice president of the Corporation on July 28, 1994. Prior to that date he served as a vice president of Thermo Instrument Systems Inc. and holds options to purchase common stock of Thermo Electron and its subsidiaries other than the Corporation granted prior to that date. These options are not reported in the table as they were granted as compensation for service to other than as senior vice president of the Corporation.
(5) Options to purchase 10,000, 7,000 and 20,000 shares of the common stock of Thermo Electron granted to Mr. Poirier, Mr. Slaughter and Dr. Fine, respectively, are subject to the same terms as described in footnote (1), except that the repurchase rights of the granting corporation generally do not lapse until the tenth anniversary of the grant date. In the event of the employee's death or involuntary termination prior to the tenth anniversary of the grant date, the repurchase rights of the granting corporation shall be deemed to have lapsed ratably over a five-year period commencing with the fifth anniversary of the grant date.

SEVERANCE AGREEMENTS

  In 1988, Thermo Electron entered into severance agreements with several of its key employees, including key employees of the Corporation and other majority-owned subsidiaries. These agreements provide severance benefits if there is a change of control of Thermo Electron that is not approved by the Board of Directors of Thermo Electron and the employee's employment with Thermo Electron or the majority-owned subsidiary is terminated, for whatever reason, within one year thereafter. For purposes of the agreement a change of control exists upon (i) the acquisition of 50% or more of the outstanding common stock of Thermo Electron by any person without the prior approval of the board of directors of Thermo Electron, (ii) the failure of the board of directors of Thermo Electron, within two years after any contested election of directors or tender or exchange offer not approved by the board of directors, to be constituted of a majority of directors holding office prior to such event or
(iii) any other event that the board of directors of Thermo Electron determines constitutes an effective change of control of Thermo Electron. Each of the recipients of these agreements would receive a lump-sum benefit at the time of a qualifying severance equal to the highest total cash compensation paid to the employee by Thermo Electron or the majority-owned subsidiary in any 12-month period during the three years preceding the severance event. A qualifying severance exists (i) if the employment of the executive officer is terminated for any reason within one year after a change in control of Thermo Electron or
(ii) a group of directors of Thermo Electron consisting of directors of Thermo Electron on the date of the severance agreement or, if an election contest or tender or exchange offer for Thermo Electron's common stock has occurred, the directors of Thermo Electron immediately prior to such election contest or tender or exchange offer, and any future directors who are nominated or elected by such directors, determines that any other termination of the executive officer's employment should be treated as a qualifying severance. The benefits to be provided are limited so that the payments would not constitute so-called "excess parachute payments" under applicable provisions of the Internal Revenue Code of 1986. Assuming that severance benefits would have been payable under these agreements as of December 31, 1994, Mr. Wood would have received approximately $290,000.

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

  All decisions on compensation for the Corporation's executive officers are made by the Human Resources Committee of the Board of Directors (the "Committee"). In reviewing and establishing total cash compensation and stock-based compensation for executives, the Committee follows guidelines established by the Human Resources Committee of the Board of Directors of its parent corporation, Thermo Electron. The executive compensation program presently consists of annual base salary ("salary"), short-term incentives in the form of annual cash bonuses, and long-term incentives in the form of stock options.

  The Committee believes that the compensation of executive officers should reflect the scope of their responsibilities, the success of the Corporation, and the contributions of each executive to that success. In addition, the Committee believes that base salaries should approximate the mid-point of competitive salaries derived from market surveys and that short-term and long-term incentive compensation should reflect the performance of the Corporation and the contributions of each executive.

  External competitiveness is an important element of the Committee's compensation policy. The competitiveness of the Corporation's compensation for its executives is assessed by comparing it to market data provided by its compensation consultant and by participating in annual executive compensation surveys, primarily "Project 777", an executive compensation survey prepared by Management Compensation Services, a division of Hewitt Associates. The majority of firms represented in the Project 777 survey are included in the Standard & Poor's Index, but do not necessarily correspond to the companies included in the Corporation's peer group index, the Dow Jones Diversified Technology Industry Group Index.

  Principles of internal equity are also central to the Committee's compensation policies. Compensation considered for the Corporation's officers, whether cash or stock-based incentives, is also evaluated by comparing it to compensation of other executives within the Thermo Electron organization with comparable levels of responsibility for comparably sized business units.

  The process for determining each of these elements for the Corporation's executive officers is outlined below. For its review of the compensation of other officers of the Corporation, the Committee follows a substantially similar process.

 BASE SALARY

  Base salaries are intended to approximate the mid-point of competitive salaries for similar organizations of comparable size and complexity to the Corporation. Executive salaries are adjusted gradually over time and only as necessary to meet this objective. Increases in base salary may be moderated by other considerations, such as geographic or regional market data, industry trends or internal fairness within the Corporation and Thermo Electron. It is the Committee's intention that over time the base salaries for the chief executive officer and the other named executive officers will approach the mid-point of competitive data. The salary increases in 1994 for the chief executive officer and the other named executive officers generally reflect this practice of gradual increases and moderation.

 CASH BONUS

  The Committee establishes a median potential bonus for each executive by using the market data on total cash compensation from the same executive compensation surveys as used to determine salaries. Specifically, the median potential bonus plus the salary of an executive officer is approximately equal to the mid-point of competitive total cash compensation for a similar position and level of responsibility in businesses having comparable sales and complexity to the Corporation. The actual bonus awarded to an executive officer may range from minus one to three times the median potential bonus. The value within the range (the bonus multiplier) is determined at the end of each year by the Committee in its discretion. The Committee exercises its discretion by evaluating each executive's performance using a methodology developed by its parent corporation, Thermo Electron, and applied throughout the Thermo Electron organization. The methodology incorporates measures of operating returns, designed to measure profitability, contributions to shareholder value, and earnings growth, and includes an evaluation of the contributions of each executive that are not captured by operating measures but are considered important to the creation of long-term value for the stockholders. These measures of achievements are not financial targets that are met, not met or exceeded, but are measures of corporate and divisional performance that are evaluated using graphs developed by Thermo Electron designed to reward performance that is perceived as above average and to penalize performance that is perceived as below average. The relative weighting of these achievements varies depending on the executive's role and responsibilities within the organization. The bonuses for named executive officers approved by the Committee with respect to 1994 performance in each instance exceeded the median potential bonus.

 STOCK OPTION PROGRAM

  The primary goal of the Corporation is to excel in the creation of long-term value for the Stockholders. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase common stock of the Corporation and other Thermo Electron companies.

  The Committee and management believe that awards of stock options to purchase the shares of both the Corporation and other companies within the Thermo Electron group of companies accomplish many objectives. The grant of options to key employees encourages equity ownership in the Corporation, and closely aligns management's interests to the interests of all the Stockholders. The emphasis on stock options also results in management's compensation being closely linked to stock performance. In addition, because they are subject to vesting periods of varying durations and to forfeiture if the employee leaves the Corporation prematurely, stock options are an incentive for key employees to remain with the Corporation long-term.

The Committee believes stock option awards in the parent corporation, Thermo Electron, and the other majority-owned subsidiaries of Thermo Electron, are an important tool in providing incentives for performance within the entire organization.

  In determining awards, the Committee considers the average annual value of all options to purchase shares of the Corporation and other companies within the Thermo Electron organization that vest in the next five years. (Values are established using a modified Black-Scholes option pricing model.) As a guideline, the Committee strives to maintain the aggregate amount of awards to all employees over a five-year period below 10% of the Corporation's outstanding common stock, although other factors such as unusual transactions and acquisitions and standards for awards of comparably situated companies may affect the number of awards granted.

  Awards are not made annually in conjunction with the annual review of cash compensation, but are made periodically. In 1994, the Committee granted options to purchase Common Stock of the Corporation based on their holdings of such stock throughout the year and in connection with the appointment of a new officer. In general, the Committee considers total compensation of executives, actual and anticipated contributions of each executive, as well as the value of previously awarded options as described above, in determining option awards. The option awards made with respect to the common stock of the Corporation's parent, Thermo Electron, or its subsidiaries, are determined by the human resources committees of the board of directors of the applicable granting company using a similar analysis.

1994 CEO COMPENSATION

  Cash compensation for Mr. John W. Wood Jr. is reviewed by both the Committee and the human resources committee of the board of directors of Thermo Electron, due to his responsibilities as both the Corporation's chief executive officer and as a vice president of Thermo Electron, the Corporation's parent. Each committee evaluates Mr. Wood's performance and proposed compensation using a process similar to that used for the other executive officers of the Corporation. At the Thermo Electron level, Mr. Wood is evaluated on his performance related to the Corporation, as well as other operating units of Thermo Electron for which he is responsible, weighted in accordance with the amount of time and effort devoted to each operation. Approximately 65% of Mr. Wood's bonus for 1994 performance was attributable to his responsibilities at the Corporation. The Corporation's Committee then reviews the analysis and determinations of the Thermo Electron committee, makes an independent assessment of Mr. Wood's performance as it relates to the Corporation using criteria similar to that used for the other executive officers of the Corporation, and then agrees to an appropriate allocation of Mr. Wood's compensation to be paid by the Corporation.

  In December 1994, the Committee conducted its review of Mr. Wood's proposed salary for 1995 and bonus for 1994 performance. In addition to the evaluation of Mr. Wood's performance as described above, the Committee also considered the ten-year return to stockholders of the Corporation. The Corporation achieved a compound annual return to stockholders of 16% per year over the last ten years. The Committee considered Mr. Wood's contributions and leadership in achieving this return in its determination. The Committee concurred in the recommendation made by the Thermo Electron committee and agreed to an allocation of 65% of Mr. Wood's total cash compensation for 1994 to the Corporation, based on his relative responsibilities at the Corporation and Thermo Electron.

  In 1994, the Committee also approved stock option awards to Mr. Wood with respect to the Corporation's Common Stock. The Committee annually considers an award of stock options to executive officers of the Corporation, which are generally based upon the number of shares of Common Stock held by the executive during the year, as an incentive for executives to buy and hold Common Stock. The award of stock options to Mr. Wood in 1994 was made under this program.

POLICY ON DEDUCTIBILITY OF COMPENSATION

  The Committee has also considered the application of Section 162(m) of the Internal Revenue Code to the Corporation's compensation practices. Section 162(m) limits the tax deduction available to public companies for annual compensation paid to senior executives in excess of $1 million unless the compensation qualifies as "performance based". The annual cash compensation paid to individual executives does not approach the $1 million threshold, and it is believed that the stock incentive plans of the Corporation qualify as "performance based". Therefore, the Committee does not believe any further action is necessary in order to comply with Section 162(m). From time to time, the Committee will reexamine the Corporation's compensation practices and the effect of Section 162(m).

                         Mr. Peter O. Crisp (Chairman)
                              Mr. Paul F. Ferrari
                             Dr. Nicholas T. Zervas

                         COMPARATIVE PERFORMANCE GRAPH

  The Securities and Exchange Commission requires that the Corporation include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns for the Corporation's Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has compared its performance with the American Stock Exchange Market Value Index and the Dow Jones Total Return Index for the Diversified Technology Industry Group.

          COMPARISON OF 1989-1994 TOTAL RETURN AMONG THERMEDICS INC.,
             THE AMERICAN STOCK EXCHANGE MARKET VALUE INDEX AND THE
   DOW JONES TOTAL RETURN INDEX FOR THE DIVERSIFIED TECHNOLOGY INDUSTRY GROUP
- --------------------------------------------------------------------------------


                               [CHART GOES HERE]


- --------------------------------------------------------------------------------

          12/31/89     12/31/90     12/31/91     12/31/92     12/31/93     12/31/94
- -----------------------------------------------------------------------------------
 TMD        100           56           52           66          127          107
- -----------------------------------------------------------------------------------
 AMEX       100           82          105          106          126          115
- -----------------------------------------------------------------------------------
DJ DIV      100          107          127          110          129          133

- --------------------------------------------------------------------------------

  The total return for the Corporation's Common Stock (TMD), the American Stock Exchange Market Value Index (AMEX) and the Dow Jones Total Return Index for the Diversified Technology Industry Group (DJ DIV) assumes the reinvestment of dividends, although dividends have not been declared on the Corporation's Common Stock. The American Stock Exchange Market Value Index tracks the aggregate performance of equity securities of companies listed on the American Stock Exchange ("AMEX"). The Corporation's Common Stock is traded on the AMEX under the ticker symbol "TMD."

                          RELATIONSHIP WITH AFFILIATES

  Thermo Electron has adopted a strategy of selling a minority interest in subsidiary companies to outside investors as an important tool in its future development. As part of this strategy, Thermo Electron and certain of its subsidiaries have created several privately and publicly held subsidiaries. The Corporation has created Thermo Cardiosystems Inc. as a publicly held subsidiary and the Corporation has acquired the majority interest in a previously unaffiliated public company, Thermo Voltek Corporation. From time to time, Thermo Electron and its subsidiaries will create other majority-owned subsidiaries as part of its spinout strategy. (The Corporation and the other Thermo Electron subsidiaries are hereinafter referred to as the "Thermo Subsidiaries".)

  Thermo Electron and each of the Thermo Subsidiaries recognize that the benefits and support that derive from their affiliation are essential elements of their individual performance. Accordingly, Thermo Electron and each of the Thermo Subsidiaries have adopted the Thermo Electron Corporate Charter (the "Charter") to define the relationships and delineate the nature of such cooperation among themselves. The purpose of the Charter is to ensure that (1) all of the companies and their stockholders are treated consistently and fairly, (2) the scope and nature of the cooperation among the companies, and each company's responsibilities, are adequately defined, (3) each company has access to the combined resources and financial, managerial and technological strengths of the others, and (4) Thermo Electron and the Thermo Subsidiaries, in the aggregate, are able to obtain the most favorable terms from outside parties.

  To achieve these ends, the Charter identifies the general principles to be followed by the companies, addresses the role and responsibilities of the management of each company, provides for the sharing of group resources by the companies and provides for centralized administrative, banking and credit services to be performed by Thermo Electron. The services provided by Thermo Electron include collecting and managing cash generated by members, coordinating the access of Thermo Electron and the Thermo Subsidiaries (the "Thermo Group") to external financing sources, ensuring compliance with external financial covenants and internal financial policies, assisting in the formulation of long-range financial planning and providing other banking and credit services. Pursuant to the Charter, Thermo Electron may also provide guarantees of debt or other obligations of the Thermo Subsidiaries or may obtain external financing at the parent level for the benefit of the Thermo Subsidiaries. In certain instances, the Thermo Subsidiaries may provide credit support to, or on behalf of, the consolidated entity or may obtain financing directly from external financing sources. Under the Charter, Thermo Electron is responsible for determining that the Thermo Group remains in compliance with all covenants imposed by external financing sources, including covenants related to borrowings of Thermo Electron or other members of the Thermo Group, and for apportioning such constraints within the Thermo Group. In addition, Thermo Electron is also responsible for ensuring that members comply with internal policies and procedures. The cost of the services provided by Thermo Electron to the Thermo Subsidiaries is covered under existing corporate services agreements between Thermo Electron and each of the Thermo Subsidiaries.

  The Charter presently provides that it shall continue in effect so long as Thermo Electron and at least one Thermo Subsidiary participate. The Charter may be amended at any time by agreement of the participants. Any Thermo Subsidiary, including the Corporation, can withdraw from participation in the Charter upon 30 days' prior notice. A subsidiary's participation in the Charter will terminate in the event the subsidiary ceases to be controlled by Thermo Electron or ceases to comply with the Charter or the policies and procedures applicable to the Thermo Group. A withdrawal from the Charter automatically terminates the corporate services agreement and tax allocation agreement (if any) in effect between the withdrawing company and Thermo Electron. The withdrawal from participation does not terminate outstanding commitments to third parties made by the withdrawing company, or by Thermo Electron or other members of the Thermo Group, prior to the withdrawal. However, a withdrawing company is required to continue to comply with all policies and procedures applicable to the Thermo Group and to provide certain administrative functions mandated by Thermo Electron so long as the withdrawing company is controlled by or affiliated with Thermo Electron.

  As provided in the Charter, the Corporation and Thermo Electron have entered into a Corporate Services Agreement (the "Services Agreement") under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, employee benefit administration, tax advice and preparation of tax returns, centralized cash management and financial and other services to the Corporation. Prior to January 1, 1995, the Corporation was assessed an annual fee equal to 1.25% of the Corporation's revenues for these services. Effective January 1, 1995, the fee has been reduced to 1.2% of the Corporation's revenues. The fee is reviewed annually and may be changed by mutual agreement of the Corporation and Thermo Electron. In addition, the Corporation utilized data processing and contract administration services of two majority-owned subsidiaries of Thermo Electron, which are charges based on actual usage. During fiscal 1994, the Corporation was charged $1,964,000 for these services. Management believes that the service fees charged by Thermo Electron and its subsidiaries are reasonable and that the terms of the agreements providing for such services are representative of the expenses the Corporation would have incurred on a stand-alone basis. For items such as employee benefit plans, insurance coverage and other identifiable costs, Thermo Electron charges the Corporation based on charges attributable to the Corporation. The Services Agreement automatically renews for successive one-year terms, unless canceled by the Corporation upon 30 days' prior notice. In addition, the Services Agreement terminates automatically in the event the Corporation ceases to be a member of the Thermo Group or ceases to be a participant in the Charter. In the event of a termination of the Services Agreement, the Corporation will be required to pay a termination fee equal to the fee that was paid by the Corporation for services under the Services Agreement for the nine-month period prior to termination. Following termination, Thermo Electron may provide certain administrative services on an as-requested basis by the Corporation or as required in order to meet the Corporation's obligations under Thermo Electron's policies and procedures. Thermo Electron will charge the Corporation a fee equal to the market rate for comparable services if such services are provided to the Corporation following termination.

  From time to time, the Corporation may transact business in the ordinary course with other companies in the Thermo Group. All such transactions are on terms comparable to those the Corporation would receive from unaffiliated parties.

  As of December 31, 1994, $9,972,000 of the Corporation's cash equivalents were invested in a repurchase agreement with Thermo Electron. Under this agreement, the Corporation in effect lends excess cash to Thermo Electron, which Thermo Electron collateralizes with investments principally consisting of corporate notes, U.S. government agency securities, money market funds, commercial paper and other marketable securities, in the amount of at least 103% of such obligation. The Corporation's funds subject to the repurchase agreement are readily convertible into cash by the Corporation and have a maturity of three months or less. The repurchase agreement earns a rate based on the Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter.

  Thermo Electron owned of record approximately 51% of the Corporation's outstanding Common Stock on January 28, 1995. Thermo Electron intends for the foreseeable future to maintain at least 50% ownership of the Corporation. This may require the purchase by Thermo Electron of additional shares of the Corporation's Common Stock from time to time as the number of outstanding shares issued by the Corporation increases. These purchases may be made either in the open market or directly from the Corporation.

  Prior to 1994, the Corporation performed supervisory management services with respect to International Technidyne Corporation ("ITC"), a subsidiary of Thermo Electron, in exchange for a fee of $150,000 per year, plus an incentive fee. Effective January 2, 1994, in lieu of the management fee, two executive employees of the Corporation allocate a portion of their salary and bonus for the time they devote to Thermo Electron in connection with certain management responsibilities relating to ITC and Thermo Electron's other biomedical businesses. In 1994, the portion allocated to Thermo Electron was $84,000.

  The Corporation has an exclusive license from Thermo Electron to produce and market the drug-detection products that resulted from research and development work funded by Thermo Electron, in exchange for payment of royalties to Thermo Electron on the sales of such products. Royalties paid under this agreement totaled $64,000 in 1994.

  Effective July 15, 1994, Thermo Electron sold 124,800 shares of the common stock of Thermo Voltek Corp., a majority-owned subsidiary of the Corporation, to the Corporation in exchange for 66,265 newly issued shares of the Common Stock of the Corporation. The number of shares of Common Stock to be delivered to Thermo Electron was determined by multiplying the number of shares of Thermo Voltek Corp. common stock by $7.50 (the closing price for such stock on such date) and dividing the result by $14.125 (the closing price for the Common Stock on such date).

  Pursuant to international distribution agreements, the Corporation has appointed Arabian Business Machine Co. ("ABM") and Olayan Financing Company ("OFC") as its exclusive distributors of the Corporation's drug- and explosives-detection products in certain Middle East countries. ABM and OFC are affiliates of Competrol Real Estate Limited ("Competrol") and Olayan America Corporation ("OAC"). Ms. Hutham S. Olayan, a Director of Thermo Electron, is the President and a Director of both Competrol and OAC, which are indirectly controlled by Suliman S. Olayan, Ms. Olayan's father. During 1994 the Corporation paid an aggregate of $451,000 pursuant to these distributor agreements.

  In January 1994, Thermo Electron entered into an Asset and Stock Purchase Agreement (the "Agreement") with Baker Hughes Incorporated ("Baker Hughes") for the acquisition of certain business operations of Baker Hughes (the "Acquired Business Operations") for an aggregate purchase price of approximately $134,000,000 (the "Total Purchase Price"). In March 1994, the Corporation was assigned certain rights and assumed certain liabilities of Thermo Electron (the "Assignment and Assumption") under the Agreement. Pursuant to the Assignment and Assumption, the Corporation acquired certain of the Acquired Business Operations from Baker Hughes for a cash purchase price of $41,900,000 and the assumption of certain liabilities related to such operations. The price paid by the Corporation was generally determined by prorating the Total Purchase Price on the basis of the revenues attributable to the portion of the Acquired Business Operations, and was approved by the Corporation's Board of Directors. In March 1994, Thermo Electron also entered into a similar arrangement with another of its publicly held subsidiaries pursuant to which that subsidiary acquired the remainder of the Acquired Business Operations from Baker Hughes for the balance of the Total Purchase Price and the assumption of certain liabilities related to such operations.

  Pursuant to a subcontract entered into in October 1993, the Corporation's Thermedics Detection subsidiary performs research and development services for Coleman Research Corporation ("Coleman"), which is the prime contractor under a contract with the U.S. Department of Energy. Coleman is a wholly-owned subsidiary of Thermo Electron and was acquired by Thermo Electron in March 1995. Coleman paid Thermedics Detection $196,783 for services rendered in 1994.

                                -- PROPOSAL 2 --

               PROPOSAL TO AMEND THE DIRECTORS STOCK OPTION PLAN

  The Board of Directors has approved amendments to the Corporation's Directors Stock Option Plan (the "Directors Plan") that would change the formula for granting stock options to purchase Common Stock to its outside Directors and would also provide for the automatic grant of stock options to purchase common stock of majority-owned subsidiaries of the Corporation to its outside Directors, subject to Stockholder approval at this meeting.

  In December 1994, as part of a review of director compensation, the Board of Directors adopted amendments to the Directors Plan, subject to Stockholder approval. The amendments would first change the formula by which stock options to purchase Common Stock are automatically granted to outside Directors. The formula, as amended, would substitute the annual grant of stock options to purchase 1,000 shares of Common Stock to each eligible outside Director as of the close of business on the date of the Annual Meeting of Stockholders for the meeting attendance grants previously awarded quarterly to outside Directors under the Directors Plan. The amendments would also provide for the automatic grant to its outside Directors of stock options to purchase 1,500 shares of common stock of majority-owned subsidiaries of the Corporation spunout from time to time.

  The review of director compensation was conducted in conjunction with an overall review of director compensation for Thermo Electron and its majority-owned subsidiaries. The purpose of the review was to evaluate compensation practices for the entire Thermo Electron family of companies, compare total cash compensation to comparable market data and ensure consistent and internally equitable compensation practices among the companies within the Thermo Electron family. For administrative simplicity, the Directors determined that an annual award of stock options would best serve the interests of the Corporation, in lieu of the quarterly determination and award of stock options based on attendance at meetings of the Board of Directors and its committees. In addition, the Directors approved the award of a fixed number of stock options in majority-owned subsidiaries that may be spunout from time to time as part of the corporate spinout strategy of the Corporation and Thermo Electron.

  The spinout of business units represents an integral part of the Corporation's strategy, and the Corporation believes it is desirable and in the best interests of the Corporation and its Stockholders that the outside Directors of the Corporation have a personal equity interest in future spinout companies of the Corporation and other majority owned subsidiaries, such as Thermo Cardiosystems Inc. and Thermo Voltek Corp. The Board of Directors believes that the award of stock options to key personnel and Directors in its spinout companies created from time to time serves to motivate individuals to contribute significantly to the Corporation's future growth and success and to align the long-term interest of these individuals to those of all the Stockholders of the Corporation. Consistent with its incentive structure for key employees and executives of the Corporation, it is recommended that outside Directors be awarded stock options in the spinout companies by amending the Directors Plan.

SUMMARY OF THE AMENDMENTS TO THE DIRECTORS PLAN

  The full text of the Directors Plan as amended and restated is set forth in Appendix A, to which reference is made. A brief description of the amendments to the Directors Plan follows (the "Amendments"), but is qualified in its entirety by reference to the full text of the plan. Except as amended, the Directors Plan will continue in full force and effect. A brief description of the material terms of the Directors Plan that are not affected by the Amendments are summarized under the heading "Other Terms of the Directors Plan." The closing price of the Common Stock on April 6, 1995, was $15.625 per share.

 ANNUAL GRANT OF CORPORATION OPTIONS

  The Amendments will discontinue as of January 1, 1995, the quarterly grant of stock options to purchase Common Stock of the Corporation based on attendance by outside Directors at meetings of the Board of

Directors or its committees. In lieu of such options, options to purchase 1,000 shares of Common Stock will be granted annually to each eligible Director as of the close of business on the date of the Corporation's Annual Meeting of Stockholders, beginning with the Annual Meeting to which this proxy statement relates. Options may be exercised at any time from and after the six-month anniversary of the grant date of the option and prior to the expiration of the option on the third anniversary of the grant date. Options will be subject to restrictions on resale and to the repurchase by the Corporation of the shares subject to option at the exercise price if the Director ceases to serve as a director of the Corporation, Thermo Electron or any subsidiary of Thermo Electron, for any reason other than death, within one year from the date of grant. The option exercise price shall be determined by the average closing price of the Common Stock on the American Stock Exchange for the five trading days preceding and including the date of the Annual Meeting of Stockholders.

 GRANT OF SUBSIDIARY OPTIONS

  The Amendments also provide that options to purchase shares of the common stock of majority-owned subsidiaries of the Corporation will be granted automatically to eligible outside Directors at the close of business on the first Annual Meeting of Stockholders following the spinout of the subsidiary (referred to as the "Spinout Subsidiary"), and at the close of business on the date of every fifth Annual Meeting of Stockholders thereafter during the continuation of the plan. A "spinout" shall be the first to occur of either a public offering of the subsidiary's common stock or a private placement of such stock primarily to third parties in an arms-length transaction. At the close of business on the date of the applicable Annual Meeting of Stockholders, options to purchase 1,500 shares of common stock of the Spinout Subsidiary will be granted to each eligible outside Director holding office immediately following the meeting. In addition, Thermo Cardiosystems Inc. and Thermo Voltek Corp. shall be deemed to be Spinout Subsidiaries and stock option grants made in accordance with the plan commencing with the Corporation's 1995 Annual Meeting of Stockholders. A Director who is also a director of a Spinout Subsidiary will not be eligible to receive options to purchase stock of that subsidiary under the Directors Plan, although he or she will be eligible for options granted under a comparable formula plan adopted by the subsidiary. The exercise price for options will be determined by the average of the closing prices reported by the American Stock Exchange (or other principal market on which such common stock is then traded) for the five trading days immediately preceding the date on which the option is granted or, if the shares are not then traded, at the last price paid per share by independent investors in an arms-length private placement of common stock prior to the option grant under the Directors Plan. Options to purchase the common stock of a Spinout Subsidiary will vest and be exercisable upon the fourth anniversary of the grant date, unless the common stock underlying the option grant is registered under Section 12 of the Securities Exchange Act of 1934, as amended ("Section 12 Registration") prior to such date. Section 12 Registration is normally a prerequisite to the public trading of a security. In the event that the effective date of Section 12 Registration occurs prior to the fourth anniversary of the grant date, then the option will become immediately exercisable and the shares acquired upon exercise will be subject to restrictions on transfer and the right of the Corporation to repurchase such shares at the exercise price in the event the Director ceases to serve as a Director of the Corporation, Thermo Electron or any subsidiary of Thermo Electron. In such event, the restrictions and repurchase rights shall lapse or be deemed to have lapsed at the rate of 25% per year, starting with the first anniversary of the grant date, provided the Director has continuously served as a Director of the Corporation, Thermo Electron or any subsidiary of Thermo Electron since the grant date. The option will expire on the fifth anniversary of the grant date, unless the Director dies or otherwise ceases to serve as a Director of the Corporation, Thermo Electron or any subsidiary of Thermo Electron prior to that date.

OTHER TERMS OF THE DIRECTORS PLAN

  A brief description of the other principal features of the Directors Plan that are not affected by the Amendments follows, but it is qualified in its entirety by reference to the full text set forth in Appendix A.

 ELIGIBILITY; ADMINISTRATION

  Directors of the Corporation who are not employees of the Corporation or any subsidiary or parent corporation of the Corporation are eligible to participate in the Directors Plan. The Directors Plan is administered by the Board of Directors of the Corporation (the "Board"). All questions of interpretation of the Directors Plan or of any options granted pursuant to the Plan are determined by the Board.

 TERMS AND CONDITIONS OF OPTIONS

  The exercise price for options is determined by the average of the closing prices reported by the American Stock Exchange (or other principal exchange in which the Common Stock is then traded) for the five trading days immediately preceding and including the date the option is granted or, if the shares underlying the option are not so traded, at the last price paid per share by third parties in an arms-length transaction with the Corporation or the applicable subsidiary prior to the option grant. The exercise price of options granted under the Directors Plan must be paid in full by check or by the delivery of shares of Common Stock (or shares of the common stock of the applicable subsidiary) that have a fair market value on the exercise date equal to the exercise price of the option. Stock options granted under the plan are non-statutory stock options. If a Director dies or otherwise ceases to serve as a Director of the Corporation, Thermo Electron or any subsidiary of Thermo Electron, or the Corporation is liquidated, the options will terminate. Options are evidenced by a written agreement and are subject to transfer restrictions that lapse as to all of the shares on the first anniversary of the grant date, as to annual grants of options to purchase Common Stock of the Corporation, and ratably over a four-year period as to options to purchase common stock of Spinout Subsidiaries of the Corporation, as described above under the caption "Grant of Subsidiary Options". Option holders will be permitted to tender shares of Common Stock (or shares of the common stock of the applicable subsidiary) to satisfy withholding tax obligations, if any.

 CHANGE IN CONTROL PROVISIONS

  If there is a "Change in Control" of the Corporation or its parent corporation, Thermo Electron, as defined in the Directors Plan, any stock options that are not then exercisable and fully vested will become fully exercisable and vested; and the restrictions applicable to shares purchased upon exercise of options will lapse and such shares will be free of restrictions and fully vested. Generally, a "Change in Control" occurs if (1) any person other than Thermo Electron becomes the beneficial owner of 50% or more of the outstanding Common Stock of the Corporation, or any person becomes the beneficial owner of 25% or more of the outstanding common stock of Thermo Electron, without the prior approval of the Board of Directors, or the board of directors of Thermo Electron, as the case may be, (2) during any two-year period the individuals who constituted the Board of Directors or the board of directors of Thermo Electron at the beginning of such period no longer represent a majority of such board, or (3) the Board of Directors or the board of directors of Thermo Electron determines that any other event constitutes an effective change in control of the Corporation or Thermo Electron.

 AMENDMENT AND TERMINATION

  The Directors Plan remains in full force and effect until suspended or discontinued by the Board. The Board may at any time or times amend or review the Directors Plan, provided that no amendment that is not approved by the Stockholders of the Corporation shall be effective if it would cause the Directors Plan to fail to satisfy the requirements of Rule 16b-3 (or any successor rule) of the Securities Exchange Act of 1934, as amended. No amendment of the Directors Plan or any agreement evidencing options granted under the Directors Plan may adversely affect the rights of any recipient of any option previously granted without such recipient's consent.

 SHARES SUBJECT TO THE DIRECTORS PLAN

  The number of shares of the Common Stock that have been reserved for issuance under the Directors Plan is 37,500 shares. If the Amendments to the Directors Plan are approved by the Stockholders at this Meeting, an additional 25,000 shares of the common stock of each Spinout Subsidiary will also be reserved for transfer upon exercise of options granted thereunder. Options and shares that are forfeited or otherwise reacquired by the Corporation will again be available for the grant of options under the Directors Plan. If the outstanding shares of Common Stock or the outstanding shares of the common stock of any Spinout Subsidiary are increased, decreased or exchanged for a different number or kind of shares or other securities through merger, consolidation, stock split, stock dividend, reverse stock split or other distribution, an appropriate proportionate adjustment may be made in the maximum number or kind of shares reserved for issuance under the Directors Plan.

  The proceeds received by the Corporation from exercises under the Directors Plan will be used for the general purposes of the Corporation. Shares issued under the Directors Plan may be authorized but unissued shares, or shares reacquired by the Corporation and held in its treasury.

 EFFECTIVE DATE

  The Amendments will be effective as of January 1, 1995, if approved by the Stockholders of the Corporation at this meeting.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal current Federal income tax consequences of stock options granted under the Directors Plan. It does not describe all Federal tax consequences under the Directors Plan, nor does it describe state, local or foreign tax consequences.

  The stock options granted under the Directors Plan are non-statutory stock options and therefore no income will be realized by the optionee at the time the option is granted. Generally, at exercise, ordinary income will be realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Corporation receives a tax deduction for the same amount, and, upon disposition of the shares, appreciation or depreciation after the date of exercise will be treated as either short-term or long-term capital gain depending on how long the shares have been held.

NEW PLAN BENEFITS

  Only the outside Directors of the Corporation are eligible to participate in the Directors Plan. The following table sets forth, to the extent determinable, the number of shares of the common stock of the Corporation and its majority-owned subsidiaries that will be granted under the Directors Plan in the first year the Amendments are in effect to the "non-executive Director Group" if the amendments are approved by the Stockholders. Named executive officers and other employee groups are not set forth in the table as such persons and groups are not eligible to receive options under the Directors Plan.

   NAME AND POSITION     DOLLAR VALUE ($) NUMBER OF SHARES       COMPANY
   -----------------     ---------------- ---------------- --------------------
Non-Executive Director
 Group (3 persons)......       (1)             3,000       Thermedics
                               (1)             4,500       Thermo Cardiosystems
                               (1)             4,500       Thermo Voltek

- --------
(1) Because the exercise price of options to be granted under the Directors
    Plan will reflect the market value of the underlying stock at the time of the grant, the dollar value of such options is not currently determinable.
- --------------------------------------------------------------------------------

RECOMMENDATION

  The Board of Directors believes that the Amendments to the Directors Plan will enable the Corporation to ensure the continued services and contributions of its outside Directors and to attract and retain other highly qualified individuals to serve as outside Directors from time to time. Accordingly, the Board of

Directors believes that the proposal is in the best interest of the Corporation and its Stockholders and recommends that the Stockholders vote "FOR" the approval of the Amendments to the Directors Plan to change the formula for the grant of stock options to outside Directors and to provide for the automatic grant to outside Directors of options to purchase common stock of the Corporation's majority-owned subsidiaries. If not otherwise specified, Proxies will be voted FOR approval of this proposal. Thermo Electron, which beneficially owned approximately 50% of the outstanding Common Stock as of April 6, 1995, has sufficient votes to approve the proposal and has indicated its intention to vote for the proposal.

- --------------------------------------------------------------------------------

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed Arthur Andersen LLP as independent public accountants for fiscal 1995. Arthur Andersen LLP has acted as independent public accountants for the Corporation since 1983. Representatives of that firm are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions. The Board of Directors has established an Audit Committee, presently consisting of three outside Directors, the purpose of which is to review the scope and results of the audit.

                                  OTHER ACTION

  Management is not aware at this time of any other matters that will be presented for action at the Meeting. Should any such matters be presented, the Proxies grant power to the Proxy holders to vote shares represented by the Proxies in the discretion of such Proxy holders.

                             STOCKHOLDER PROPOSALS

  Proposals of Stockholders intended to be presented at the 1996 Annual Meeting of the Stockholders of the Corporation must be received by the Corporation for inclusion in the Proxy Statement and form of Proxy relating to that meeting no later than December 28, 1995.

                             SOLICITATION STATEMENT

  The cost of this solicitation of Proxies will be borne by the Corporation. Solicitation will be made primarily by mail, but regular employees of the Corporation may solicit Proxies personally, by telephone or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Corporation will reimburse such parties for their reasonable charges and expenses in connection therewith.

Woburn, Massachusetts
April 25, 1995

                                                                      APPENDIX A

                                THERMEDICS INC.

                          DIRECTORS STOCK OPTION PLAN

            AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1995

1. PURPOSE

  The purpose of this Directors Stock Option Plan (the "Plan") of Thermedics Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose services are considered essential to the Company's growth and progress and to provide them with a further incentive to become directors and to continue as directors of the Company. The Plan is intended to be a nonstatutory stock option plan.

2. ADMINISTRATION

  The Board of Directors, or a Committee (the "Committee") consisting of two or more directors of the Company appointed by the Board of Directors, shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the options to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any stock options granted under it shall be determined by the Board of Directors or the Committee and such determination shall be final and binding upon all persons having an interest in the Plan.

3. PARTICIPATION IN THE PLAN

  Directors of the Company who are not employees of the Company or any subsidiary or parent of the Company shall be eligible to participate in the Plan. Directors who receive grants of stock options in accordance with this Plan are sometimes referred to herein as "Optionees."

4. STOCK SUBJECT TO THE PLAN

  The maximum number of shares that may be issued under the Plan shall be thirty-seven thousand five hundred (37,500) shares of the Company's $.10 par value Common Stock (the "Common Stock"), and twenty-five thousand (25,000) shares of the common stock of each Spinout Subsidiary (as defined in Section 5(B)) as of the date of the Annual Meeting of Stockholders on which options to purchase such common stock are first granted to eligible Directors as provided in Section 5(B), each subject to adjustment as provided in Section 9. Shares to be issued upon the exercise of options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for options thereafter to be granted.

5. TERMS AND CONDITIONS

 A. Annual Stock Option Grants

  Each Director of the Company who meets the requirements of Section 3 and who is holding office immediately following the Annual Meeting of Stockholders, commencing with the Annual Meeting of Stockholders held in calendar year 1995, shall be granted an option to purchase 1,000 shares of Company common stock at the close of business on the date of such Annual Meeting. Options granted under this Subsection B shall be exercisable as to 100% of the shares subject to the option as set forth in Section 5(C)(1), but shares acquired upon exercise are subject to repurchase by the Company at the exercise price in the event that the Optionee ceases to serve as a director of the Company, Thermo Electron Corporation ("Thermo Electron") or any subsidiary of Thermo Electron, prior to the first anniversary of the grant date, for any reason other than death.

 B. Subsidiary Stock Option Grants

  Each Director of the Company who meets the requirements of Section 3 and this
Section 5(B), from time to time in accordance with this Section 5(B), shall be granted an option to purchase shares of the common stock of each majority-owned subsidiary of the Company, the common stock of which shall have become publicly traded or a portion of which shall have been sold primarily to third parties in a private placement or other arms-length transaction (such transaction being referred to herein as a "Spinout Transaction", and such subsidiary being referred to herein as a "Spinout Subsidiary"), upon the following terms and conditions.

  Each eligible Director who is not a Director of the Spinout Subsidiary shall be granted an option to purchase 1,500 shares of common stock of the Spinout Subsidiary as of the close of business on the date of the Company's Annual Meeting of Stockholders that first occurs after the Spinout Transaction, and also as of the close of business on the date of every fifth Annual Meeting of Stockholders of the Company that occurs thereafter during the duration of this Plan.

  Options granted under this Section 5(B) shall vest and be exercisable as to 100% of the shares of common stock subject to the option on the fourth anniversary of the grant date of the option, unless, prior to such anniversary, the underlying common stock shall have been registered under Section 12 of the Securities and Exchange Act of 1934, as amended (referred to herein as "Section 12 Registration"). From and after 90 days after the effective date of Section 12 Registration, options granted hereunder shall be immediately exercisable as to 100% of the shares subject to the option, subject to the right of the Company to repurchase the shares at the exercise price in the event the Optionee ceases to serve as a director of the Company, or any subsidiary of the Company or Thermo Election during the option term. The right of the Company to so repurchase the shares shall lapse as to one-fourth of the shares granted on each of the first, second, third and fourth anniversaries of the grant date of the option, provided the Optionee has remained continuously a director of the Company, Thermo Electron or any subsidiary of Thermo Electron since the grant date. In all other respects, the option shall be subject to the general terms and conditions applicable to all option grants as set forth below in Section 5(C), including the determination of the exercise price of such option.

  No Director, who is otherwise eligible under Section 3, shall be eligible under this Section 5(B) to receive grants of stock options in Spinout Subsidiaries, if such Director also serves as a director of such Spinout Subsidiary.

  In the event any subsidiary shall become a "Spinout Subsidiary" as defined herein, then there shall be immediately reserved for transfer hereunder, on the date options to purchase common stock of the Spinout Subsidiary are first granted to eligible Directors and without further action required by the Board of Directors or Stockholders of the Company, twenty-five thousand (25,000) shares of the common stock of such Spinout Subsidiary.

 C. General Terms and Conditions Applicable to All Grants

  1. Except as otherwise provided in Section 5(B), options shall be exercisable at any time from and after the six-month anniversary of the grant date and prior to the date which is the earliest of:

    (a) three years after the grant date for options granted under Section 5(A) and five years after the grant date for options granted under Section 5(B), (b) three months after the later of the date (i) the Optionee either ceases to meet the requirements of Section 3 or (ii) otherwise ceases to serve as a director of the Company, Thermo Electron or any subsidiary of Thermo Electron (six months in the event the Optionee ceases to meet the requirements of this Subsection by reason of his death), or (c) the date of dissolution or liquidation of the Company.

  2. The exercise price at which Options are granted hereunder shall be the average of the closing prices reported by the national securities exchange on which the common stock is principally traded for the five trading days immediately preceding and including the date the option is granted or, if such security is not traded on an exchange, the average last reported sale price for the five-day period on the NASDAQ National Market List, or the average of the closing bid prices for the five-day period last quoted by an established quotation service for over-the-counter securities, or if none of the above shall apply, the last price paid for shares of the Common Stock by independent investors in a private placement; provided, however, that such exercise price per share shall not be lower than the par value per share or less than 50% of the fair market value of the Common Stock until such time as the Company elects to be subject to Rule 16b-3 as amended by SEC Rel. No. 33-28869.

  3. All options shall be evidenced by a written agreement substantially in such form as shall be approved by the Board of Directors or Committee, containing terms and conditions consistent with the provisions of this Plan.

6. EXERCISE OF OPTIONS

 A. Exercise/Consideration

  An option may be exercised in accordance with its terms by written notice of intent to exercise the option, specifying the number of shares of stock with respect to which the option is then being exercised. The notice shall be accompanied by payment in the form of cash or shares of common stock of the Company (as to options to purchase Company Common Stock) or the Spinout Subsidiary (as to options to purchase common stock of the Spinout Subsidiary, but only if the common stock is then publicly traded) (the shares so tendered referred to herein as "Tendered Shares") with a then current market value equal to the exercise price of the shares to be purchased; provided, however, that such Tendered Shares shall have been acquired by the Optionee more than six months prior to the date of exercise (unless such requirement is waived in writing by the Company). Against such payment the Company shall deliver or cause to be delivered to the Optionee a certificate for the number of shares then being purchased, registered in the name of the Optionee or other person exercising the option. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Director to take any action in connection with shares being purchased upon exercise of the option, exercise of the option and delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which shall be taken at the Company's expense.

 B. Tax Withholding

  The Company shall have the right to deduct from payments of any kind otherwise due to the Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the Optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of common stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of common stock already owned by the Optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. Notwithstanding the foregoing, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

7. TRANSFERABILITY

  Options shall not be transferable, otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "Qualified Domestic Relations Order"). Options may be exercised during the life of the Optionee only by the Optionee or a transferee pursuant to a Qualified Domestic Relations Order.

8. LIMITATION OF RIGHTS TO CONTINUE AS A DIRECTOR

  Neither the Plan, nor the quantity of shares subject to options granted under the Plan, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Director for any period of time, or at any particular rate of compensation.

9. CHANGES IN COMMON STOCK

  If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate proportionate adjustment may be made in the maximum number or kind of shares reserved for issuance under the Plan. No fractional shares will be issued under the Plan on account of any such adjustments.

10. LIMITATION OF RIGHTS IN OPTION STOCK

  The Optionees shall have no rights as stockholders in respect of shares as to which their options shall not have been exercised, certificates issued and delivered and payment as herein provided made in full, and shall have no rights with respect to such shares not expressly conferred by this Plan or the written agreement evidencing options granted hereunder.

11. STOCK RESERVED

  The Company shall at all times during the term of the options reserve and keep available such number of shares of the Common Stock as will be sufficient to permit the exercise in full of all options granted under this Plan and shall pay all other fees and expenses necessarily incurred by the Company in connection therewith.

12. SECURITIES LAWS RESTRICTIONS

 A. Investment Representations

  The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

 B. Compliance with Securities Laws

  Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

13. CHANGE IN CONTROL

  13.1 IMPACT OF EVENT

  In the event of a "Change in Control" as defined in Section 13.2, the following provisions shall apply, unless the agreement evidencing the Award otherwise provides:

    (a) Any stock options awarded under the Plan that were not previously exercisable and vested shall become fully exercisable and vested.

    (b) Shares purchased upon the exercise of options subject to restrictions and to the extent not fully vested, shall become fully vested and all such restrictions shall lapse so that shares issued pursuant to such options shall be free of restrictions.

  13.2 DEFINITION OF "CHANGE IN CONTROL"

  "Change in Control" means any one of the following events: (i) when any Person other than Thermo Electron Corporation ("Thermo Electron") is or becomes the beneficial owner (as defined in Section 13(d) of the Exchange Act and the Rules and Regulations thereunder), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations of the Exchange Act) of such Person, directly or indirectly, of 50% or more of the outstanding Common Stock of the Company, or the beneficial owner of 25% or more of the outstanding common stock of Thermo Electron, without the prior approval of the Prior Directors of the Company or Thermo Electron, as the case may be,
(ii) the failure of the Prior Directors to constitute a majority of the Board of the Company or of the Board of Directors of Thermo Electron, as the case may be, at any time within two years following any Electoral Event, or (iii) any other event that the Prior Directors shall determine constitutes an effective change in the control of the Company or Thermo Electron. As used in the preceding sentence, the following capitalized terms shall have the respective meanings set forth below:

    (a) "Person" shall include any natural person, any entity, any "affiliate" of any such natural person or entity as such term is defined in Rule 405 under the Securities Act of 1933 and any "group" (within the meaning of such term in Rule 13d-5 under the Exchange Act);

    (b) "Prior Directors" shall mean the persons sitting on the Company's or Thermo Electron's Board of Directors, as the case may be, immediately prior to any Electoral Event (or, if there has been no Electoral Event, those persons sitting on the applicable Board of Directors on the date of this Agreement) and any future director of the Company or Thermo Electron who has been nominated or elected by a majority of the Prior Directors who are then members of the Board of Directors of the Company or Thermo Electron, as the case may be; and

    (c) "Electoral Event" shall mean any contested election of Directors, or any tender or exchange offer for the Company's or Thermo Electron's Common Stock, not approved by the Prior Directors, by any Person other than the Company, Thermo Electron or a subsidiary of Thermo Electron.

14. AMENDMENT OF THE PLAN

  The provisions of Sections 3 and 5 of the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. Subject to the foregoing, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the Stockholders of the Company is required as to such modification or amendment under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

  The termination or any modification or amendment of the Plan shall not, without the consent of an Optionee, affect his or her rights under an option previously granted to him or her. With the consent of the Optionees affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

15. EFFECTIVE DATE OF THE PLAN

  The Plan shall become effective when adopted by the Board of Directors, but no option granted under the Plan shall become exercisable until six months after the Plan is approved by the Stockholders of the Company.

16. NOTICE

  Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

17. GOVERNING LAW

  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the Commonwealth of Massachusetts.

                                THERMEDICS INC.

P         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R                               OF THE COMPANY
O
X
Y         The undersigned hereby appoints John N. Hatsopoulos, John W. Wood, Jr.
   and Jonathan W. Painter, or any one of them acting in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of Thermedics Inc., a Massachusetts corporation (the "Company"), to be held on Monday, May 22, 1995 at 3:15 p.m., and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on April 6, 1995, with all of the powers the undersigned would possess if personally present at such meeting.

          Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.


                                                                --------------
                                                                  SEE REVERSE
                (Continued and to be signed on reverse side.)       SIDE
                                                                --------------

        Please mark                                                  +
  [X]   votes as in                                                  +
        this example.                                                ++++++


The shares represented by this Proxy will be voted "FOR" the proposals set forth below if no instruction to the contrary is indicated or if no instruction is given.

1. Election of Directors.

Nominees: Peter O. Crisp, Paul F. Ferrari, George N. Hatsopoulos, John N. Hatsopoulos, Robert C. Howard, Arvin H. Smith, John W. Wood Jr. and Nicholas T. Zervans.


        FOR               WITHHELD
        ALL        [_]    FROM ALL   [_]
      NOMINEES            NOMINEES





[_]________________________________________
   For all nominees except as noted above

                                             FOR      AGAINST    ABSTAIN
2. Approve amendment to Directors
   Stock Option Plan to change the           [_]        [_]        [_]
   formula for the award of stock
   options to outside Directors and
   provide for the automatic grant of
   stock options to outside Directors.

3. In their discretion on such other matters as may properly come before the Meeting.


                                                      MARK HERE
                                                     FOR ADDRESS   [_]
                                                     CHANGE AND
                                                    NOTE AT LEFT

(This Proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property both should sign.)

Signature:_____________________________________ Date: ____________________

Signature:_____________________________________ Date: ____________________